EXHIBIT 23

Consent of ParenteBeard LLC, Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-59072, 033-81246, and 333-166329) and Form S-8 (No. 333-29021) of The York Water Company of our reports dated March 12, 2012, relating to the financial statements and financial statement schedule and the effectiveness of The York Water Company’s internal control over financial reporting which appear in this Form 10-K.

/s/ParenteBeard LLC
ParenteBeard LLC
York, Pennsylvania
March 12, 2012